Oasis Midstream Partners Announces Appointment of Daniel E. Brown to Board of Directors

HOUSTON, April 14, 2021 /PRNewswire/ -- Oasis Midstream Partners LP (NYSE: OMP) (the "Partnership" or "OMP") today announced that Daniel E. Brown, Oasis’ Chief Executive Officer, has been elected to serve on the board of directors of the general partner of OMP, and he is expected to be elected by the board of directors of the general partner (the “GP Board”) to serve as Chairman of the GP Board.
Chief Executive Officer, Taylor Reid, commented, "Oasis Midstream Partners is extremely pleased to welcome Danny Brown to OMP’s Board of Directors. Danny brings a wealth of experience and strong leadership capabilities from his extensive tenure at premier upstream and midstream companies. His skill set is highly complementary to our existing senior leadership team and puts OMP in a strong competitive position going forward. OMP will continue to pursue strategies to maximize unitholder value in a responsible fashion with a strong focus on our ESG values.”
Mr. Brown has 23 years of experience in the oil and natural gas industry having spent his career with Anadarko Petroleum Corporation, or one of its predecessors, until Anadarko was acquired by Occidental Petroleum in August 2019. From October 2017 to August 2019, Mr. Brown served as Anadarko’s Executive Vice President, U.S. Onshore Operations. Prior to that position, he served as Executive Vice President, International and Deepwater Operations beginning in May 2017; Senior Vice President, International and Deepwater Operations beginning in August 2016; Vice President, Operations (Southern and Appalachia) beginning in August 2013; and Vice President, Corporate Planning beginning in May 2013.
Mr. Brown joined Anadarko in August 2006 upon the acquisition of Kerr-McGee Corporation, where he began his career. In addition to those positions mentioned above, Mr. Brown held positions of increasing responsibility with Anadarko and Kerr-McGee throughout his career in U.S. onshore and Gulf of Mexico segments, as well as internationally. Mr. Brown was also a director of Western Gas Equity Partners, LP and Western Gas Partners, LP from November 2017 to February 2019. After the February 2019 simplification of those two MLPs, he served on the board of Western Midstream Partners, LP (NYSE: WES) until August 2019, when the Anadarko-Occidental transaction was completed. Since January 2020, Mr. Brown has served on the board of Beacon Offshore Energy LLC, a private-equity sponsored exploration and production company that is focused on the deepwater Gulf of Mexico.
Mr. Brown is a registered Professional Engineer in the state of Texas and serves on the board of Junior Achievement of Southeast Texas. Mr. Brown holds a Bachelor of Science in Mechanical Engineering from Texas A&M University and an MBA from Rice University, where he was a Jones Scholar Award recipient.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements may include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Partnership, including the Partnership's capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Partnership based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the Partnership's ability to integrate acquisitions into its existing business, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in the estimates of proved reserves and forecasted production results of the Partnership's customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership's ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership's business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those expressed in any forward-looking statements.
Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Midstream Partners LP
Oasis Midstream Partners LP is a premier gathering and processing master limited partnership formed by its sponsor, Oasis Petroleum Inc. to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the crude oil and natural gas operations of Oasis Petroleum Inc. and are strategically positioned to capture volumes from other producers. For more information, please visit the Partnership's website at www.oasismidstream.com.
Contact:
Oasis Midstream Partners LP
Bob Bakanauskas, (281) 404-9638
Director, Investor Relations